FIRST AMENDMENT TO
                    THIRD AMENDED AND RESTATED LOAN AGREEMENT

       This is the first amendment (the "Amendment") dated March 23, 1998, to the Third Amended and Restated Loan Agreement dated October 29, 1997 (the "Existing Loan Agreement") by and between Blonder Tongue Laboratories, Inc (the "Borrower"), and CoreStates Bank, National Association (the "Bank").

                                    RECITALS

       A. The Borrower and the Bank entered into the Existing Loan Agreement on October 29, 1997 which provided for or reaffirmed (i) a working capital line of credit in the maximum principal amount of $15,000,000 (the "Working Capital Line of Credit"), (ii) a term loan which was used to refinance the purchase of the land and buildings located at One Jake Brown Road, Old Bridge, New Jersey (the "Real Estate Loan"), and (iii) an acquisition facility in the maximum principal amount of $15,000,000 (the "Acquisition Facility").

       B. Borrower and Bank entered into a letter amendment to the Existing Loan Agreement dated January 2, 1998 the terms of which amendment are superceded hereby.

       C. The obligations of the Borrower to the Bank under the Existing Loan Agreement including, the Working Capital Line of Credit, the Real Estate Loan and the Acquisition Facility, are secured by a Mortgage, Assignment of Leases and Security Agreement dated May 23, 1996 (the "Mortgage").

       D. In connection with the Existing Loan Agreement the Borrower executed and delivered to the Bank a Reaffirmation and Amendment of Blonder Security Agreement dated October 29, 1997 in which, among other things, the Borrower reaffirms and amends the Amended and Restated Security Agreement dated October 2, 1995 as amended (the "Security Agreement") to expressly provide, among other things, that the security interest granted thereunder shall continue to secure the obligations of the Borrower to the Bank under the Existing Loan Agreement.

       E. In connection with the Existing Loan Agreement the Borrower executed and delivered to the Bank a Reaffirmation and Amendment of Patent Security Agreement dated October 29, 1997 in which, among other things, the Borrower reaffirms and amends the Patent Security Agreement dated March 30, 1989 as amended (the "Patent Security Agreement"), to expressly provide, among other things, that the security interest granted thereunder shall continue to secure the obligations of the Borrower to the Bank under the Existing Loan Agreement.

       F. In connection with the Existing Loan Agreement the Borrower executed and delivered to the Bank a Reaffirmation and Amendment of Trademark Security Agreement dated October 29, 1997 in which, among other things, the Borrower reaffirms and amends the Trademark Security Agreement dated March 30, 1989 as amended (the "Trademark

Security Agreement"), to expressly provide, among other things, that the security interest granted thereunder shall continue to secure the obligations of the Borrower to the Bank under the Existing Loan Agreement.

       G. The Borrower has requested that the Bank increase the maximum amount that may be outstanding under the Acquisition Facility to $20,000,000 and the Bank, subject to the terms and conditions set forth below, has agreed to Borrower's request.

       NOW, THEREFORE, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

       1. Recitals and Definitions. Borrower and Bank acknowledge and agree that the foregoing recitals are true and correct as of the date of this Amendment. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Existing Loan Agreement.

       2. Amendments to Article I.

          a. Article I of the Existing Loan Agreement is amended to add to the definition of "Acquisition Loan Adjusted Overnight Base Rate" the following language at the end of the existing definition: "Adjustments to the Acquisition Loan Adjusted Overnight Base Rate arising from changes in the ratio of Senior Debt to Capital Funds as determined with respect to the end of any fiscal quarter shall be made effective as of the first Business Day of the immediately following fiscal quarter based upon the financial statements delivered under Subsection 6.2(a) or Subsection 6.2(b). In the event of an increase resulting from such a change, the Borrower shall pay the difference between the amount of interest paid and the amount due taking into account such increase within five days following written notice from the Bank. In the event of a decrease resulting from such a change, the Bank shall promptly refund any overpayment of interest taking into account such decrease."

          b. Article I of the Existing Loan Agreement is amended to add a new definition as follows:

           "CFM Agreement" shall mean the CoreStates Funds
           Manager Legal Agreement signed by the Borrower on January 29, 1997.

          c. Article I of the Existing Loan Agreement is amended to add to the definition of "Line of Credit Adjusted Overnight Base Rate" the following language at the end of the existing definition: "Adjustments to the Line of Credit Adjusted Overnight Base Rate arising from changes in the ratio of Senior Debt to Capital Funds as determined with respect to the end of any fiscal quarter shall be made effective as of the first Business Day of the

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



     following fiscal quarter based upon the financial statements delivered under Subsection 6.2(a) or Subsection 6.2(b) hereof. In the event of an increase resulting from such a change, the Borrower shall pay the difference between the amount of interest paid and the amount due taking into account such increase within five days following written notice from the Bank. In the event of a decrease resulting from such a change, the Bank shall promptly refund any overpayment of interest taking into account such decrease."

       3. Amendments to Section 2.1. Subsection 2.1(a) of the Existing Loan Agreement is amended as follows: (i) after the word "Borrower" at the beginning of the fourth line of Subsection 2.1(a) insert the following words: "or pursuant to the terms of the CFM Agreement related to the 'loan module'", and (ii) add to the end of the third sentence of Subsection 2.1(a) the following words: "and the CFM Agreement".

       4. Amendments to Section 2.3. Section 2.3 of the Existing Loan Agreement is amended as follows:

               a. The first sentence of Section 2.3 is amended to add after "$15,000,000" the words "and commencing on March 25, 1998 the maximum principal amount of $20,000,000".

               b. The last sentence of Subsection 2.3(a) is deleted.

               c. Subsection 2.3(b) is amended as follows: (i) "and" is deleted from the end of Subsection 2.3(b)(2), (ii) the period at the end of Subsection 2.3(b)(3) is deleted and replaced with "; and", and (iii) new Subsection 2.3(b)(4) is added as follows:

               (4) copies of any purchase agreement or other agreement of sale entered into by the Borrower in connection with the acquisition to be financed with the proceeds of such Acquisition Loan, together with copies of all other documents executed or delivered in connection therewith.

               d. Subsection 2.3(c) is amended to read in its entirety as follows:

               The Borrower shall deliver to the Bank within thirty (30) days after the funding of the Acquisition Loan evidence satisfactory to the Bank of the transfer of the assets or stock acquired by the Borrower, free and clear of all liens and encumbrances except those liens and encumbrances permitted under
               Section 7.3.

               e. Subsection 2.3(d) is amended to read in its entirety as follows:

       (d) Repayment of Acquisition Loans; Interest.

          (i) Five Business Days prior to the making of any Acquisition Loan the Borrower shall specify whether it elects for such loan to have an "interest only" period and, if so, the length of such period ending on the first Business Day of any month up to six months following the date of the closing of the Acquisition Loan. If an "interest only" period is elected, then the Acquisition Loan shall bear interest during such period at the Acquisition Loan Adjusted Overnight Base Rate which rate shall change simultaneously and automatically upon each change of the Bank's Overnight Base Rate or as otherwise provided in the definition of such rate.

          (ii) At least five Business Days before the end of any "interest only" period or the closing of the Acquisition Loan if the Borrower elects not to have an "interest only" period, as the case may be, the Borrower shall elect (A) a repayment period for the Acquisition Loan of up to 60 months, and (B) for the Acquisition Loan to bear interest at either (1) the Acquisition Loan Adjusted Overnight Base Rate, or (2) a fixed rate as offered by the Bank with respect to the repayment period elected by the Borrower.

          (iii) If the Borrower elects for the Acquisition Loan to bear interest at the Acquisition Loan Adjusted Overnight Base Rate, then (x) the Acquisition Loan shall be repayable beginning on the first Business Day of the month following the end of the "interest only" period or the closing of the Acquisition Loan, as the case may be, in the number of equal monthly installments of principal as elected by the Borrower (up to 60), and (y) the Acquisition Loan shall bear interest during such period at the Acquisition Loan Adjusted Overnight Base Rate which rate shall change simultaneously and automatically upon each change of the Bank's Overnight Base Rate or as otherwise provided in the definition of such rate. Interest calculated at such rate in arrears shall be payable with each such payment of principal.

          (iv) If upon the expiration of any "interest only" period the Borrower elects for the Acquisition Loan to bear interest at the fixed rate offered by the Bank, then the Acquisition Loan shall be repayable beginning on the First Business Day of the month following the end of the "interest only" period, in the number of equal monthly installments of principal and interest as elected by the Borrower (up to 60).

          (v) If the Borrower elects not to have an "interest only" period and for the Acquisition Loan to bear interest at the fixed rate offered by the Bank, the Acquisition Loan shall be repayable in the number of equal monthly installments of principal and interest as elected by the Borrower (up to 60), which payments shall begin on the first Business Day of the month following the first full month following the closing of the Acquisition Loan. A single payment of interest calculated at the fixed rate shall also be payable in arrears on the first Business Day of the first full month following the closing of the Acquisition Loan.

       5. Amendment to Section 2.7. Section 2.7 of the Existing Loan Agreement is amended as follows: the words "Philadelphia, Pennsylvania" are deleted and replaced with the words "Eastern Standard or Daylight Savings time as then in effect in Philadelphia, Pennsylvania".

       6. Amendment to Section 6.2. Section 6.2 of the Existing Loan Agreement is amended as follows:

          (i) in Subsection 6.2(a) the words "one hundred and twenty (120) days" are deleted and replaced with "one hundred ten (110) days";

          (ii) the word "and" at the end of Subsection 6.2(c) is hereby deleted;

          (iii) the period at the end of 6.2(d) is deleted and replaced with ";and"; and

          (iv) a new Subsection 6.2(e) is inserted as follows:

               (e) at the time the statements required in 6.2(a) and 6.2(b) are provided to the Bank the Borrower shall also furnish a certificate of the chief financial office of the Borrower, (i) certifying that to the best of his or her knowledge no default or Event of Default has occurred and is continuing hereunder (including but not limited to no default under any financial covenant or covenants contained herein) or under any other instrument or agreement between the Borrower and the Bank or, if such default or Event of Default has occurred and in continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) containing computations demonstrating compliance with any financial covenant or covenants contained in this Agreement.

       7. Amendment to Section 6.14. Section 6.14 of the Existing Loan Agreement is amended as follows: a period is added after the word "exist" in the thirteenth line of the section and the remaining text is deleted.

       8. Amendment to Section 6.20. Section 6.20 of the Existing Loan Agreement is amended as follows: (i) the first comma and the number "1998" which appear in the second line of Section 6.20 are deleted and replaced with the words "of each fiscal year"; and (ii) the number "1998" in the fourth line is deleted and replaced with the words "then current"

       9. Amendment to Section 10.2. Notices to the Bank shall be sent to the following addresses:

                           CoreStates Bank, N.A.
                           120 Albany Street Plaza, 2nd Floor
                           New Brunswick, NJ 08903
                           Attn: Kurt J. Fuoti, Vice President
                           Fax: (732) 435 6928

                           with a copy to:

                           McCarter & English
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attn: Bart J. Colli, Esq.
                           Fax: (973) 622 4444

       10. Amendment to Exhibit A. Exhibit A to the Existing Loan Agreement is deleted and replaced with Exhibit A to this Amendment.

       11. Confirmation of Security.

               a. By executing this Amendment, the Borrower confirms and acknowledges that the Collateral (as defined in the Security Agreement) shall continue to secure Borrower's obligations under the Existing Loan Agreement (as herein amended) and the other Loan Documents (as amended and confirmed hereby). Borrower confirms its grant of a security interest in the Collateral and hereby grants to the Bank a security interest in such Collateral as collateral for the repayment to the Bank of the obligations of Borrower as described therein and herein. For all purposes of the Security Agreement, the term "Obligations" as defined therein shall include all obligations described therein and the obligations of the Borrower under the Existing Loan Agreement as hereby amended. All other terms and provisions of the Security Agreement remain unchanged and the Security Agreement continue in full force and effect on the date hereof. The Borrower represents that as of the date of this Amendment its chief executive office, the location of its books and records and the location of its entire inventory and equipment is One Jake Brown Road, Old Bridge, New Jersey 08857.

               b. By executing this Amendment, the Borrower confirms and acknowledges that the Mortgaged Property (as defined in the Mortgage) shall continue to secure Borrower's obligations under the Existing Loan Agreement (as herein amended) and the other Loan Documents (as amended and confirmed hereby). Borrower confirms its grant of a mortgage lien on the Mortgaged Property as collateral for the repayment to the Bank of the obligations of Borrower as described therein and herein. All other terms and provisions of the Mortgage remain unchanged and the Mortgage continues in full force and effect on the date hereof.

               c. By executing this Amendment, the Borrower confirms and acknowledges that the Patents (as defined in the Patent Security Agreement) shall continue to secure Borrower's obligations under the Existing Loan Agreement (as herein amended) and the other Loan Documents (as amended and confirmed hereby). Borrower confirms its grant of a security interest in the Patents (as defined in the Patent Security Agreement) and hereby grants to the Bank a security interest in such Collateral as collateral for the repayment to the Bank of the obligations of Borrower as described therein and herein. For all purposes of the Patent Security Agreement, the term "Obligations" as defined therein shall include all obligations described therein and the obligations of the Borrower under the Existing Loan Agreement as hereby amended. All other terms and provisions of the Patent Security Agreement remain unchanged and the Patent Security Agreement continue in full force and effect on the date hereof. Borrower's existing patents and patent applications are as listed on Schedule A to the Patent Collateral Assignment dated March 1989.

               d. By executing this Amendment, the Borrower confirms and acknowledges that the Trademarks (as defined in the Trademark Security Agreement) shall continue to secure Borrower's obligations under the Existing Loan Agreement (as herein amended) and the other Loan Documents (as amended and confirmed hereby). Borrower confirms its grant of a security interest in the Trademarks (as defined in the Trademark Security Agreement) and hereby grants to the Bank a security interest in such Collateral as collateral for the repayment to the Bank of the obligations of Borrower as described therein and herein. For all purposes of the Trademark Security Agreement, the term "Obligations" as defined therein shall include all obligations described therein and the obligations of the Borrower under the Existing Loan Agreement as hereby amended. All other terms and provisions of the

          Trademark Security Agreement remain unchanged and the Trademark Security Agreement continue in full force and effect on the date hereof. Borrower's existing trademarks, trademark applications and notices of intent to use are as listed on Schedule A to the Trademark Collateral Assignment dated March 30, 1989.

       12. General. This Amendment is made pursuant to Section 10.11 of the Existing Loan Agreement, and the parties hereto acknowledge that all provisions of the Existing Loan Agreement, except as amended hereby, shall remain in full force and effect.

       13. No Defenses, Offsets or Counterclaims. By executing this Amendment, Borrower confirms and acknowledges that as of the date of execution hereof, Borrower has no defenses, off-sets or counterclaims against any of Borrower's obligations to the Bank under the Loan Documents, including the Existing Loan Agreement (as amended hereby). Borrower hereby acknowledges and agrees that the actual amounts outstanding on the date of execution hereof are owing the Bank without defense, offset or counterclaim.

       14. Representations and Warranties - The Borrower hereby represents and warrants to the Bank that, on and as of the date of this Amendment: (a) each of the representations and warranties contained in the Existing Loan Agreement are accurate, (b) such representations and warranties would continue to be accurate if, in each representation or warranty where the term "Loan Documents" appears, the term "Amendment" was to be substituted therefor, (c) no Event of Default has occurred and is continuing or will result from the execution by the Borrower of this Amendment, and (d) that the Loan Documents as amended herein are enforceable in accordance with their terms.

       15. Fees of Bank's Counsel - The Borrower shall pay the fees and expenses of McCarter & English in connection with the preparation and negotiation of this Amendment and all related documents.

       16. Conditions to Effectiveness - It shall be a condition to the effectiveness of this Amendment that the Bank has received the following:

          a. This Amendment duly executed by the Borrower.

          b. A certificate from the Secretary of the Borrower (i) stating that there have been no amendments to the Certificate of Incorporation or By-laws of the Borrower since the date of the Existing Loan Agreement, (ii) to which is attached a resolution of the Board of Directors authorizing the execution, delivery and performance of this Amendment, and (iii) setting forth the name and sample signature of the officers of the Borrower authorized to execute and deliver this Amendment.

          c. A reasonably current good standing certificate for the Borrower from the Secretary of State of Delaware.

          d. A legal opinion of counsel to the Borrower satisfactory in form and substance to the Bank.

       17. Governing Law. This Amendment is governed by the laws of the State of New Jersey and is binding upon the Borrowers and the Bank and their respective successors and/or assigns and/or heirs and executors, as the case may be.

       18. Integration. This Amendment together with the Existing Loan Agreement constitute the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.

       19. Severability. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any other jurisdiction.

       20. Counterparts - This Amendment may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, on the date first above written.

                                       Blonder Tongue Laboratories, Inc.


                                       By:  /s/ James A. Luksch
                                          -------------------------------------
                                            James A. Luksch
                                            President


                                       CoreStates Bank, National Association


                                       By:  /s/ Kurt J. Fuoti
                                          -------------------------------------
                                            Kurt J. Fuoti
                                            Vice President

                                    Exhibit A

                              ACQUISITION LOAN NOTE

$                                                      New Brunswick, New Jersey
 ------------------------
                                                                       , 199
                                                       ----------------     ---


       FOR VALUE RECEIVED, BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of CORESTATES BANK, NATIONAL ASSOCIATION (the "Bank") the principal amount of ______________________ ($___________). This Acquisition Loan Note is issued under the Third Amended and Restated Loan Agreement dated October 29, 1997 by and between the Borrower and the Bank, as amended by the First Amendment dated March 23, 1998 and may be further amended, modified or restated from time to time (the "Loan Agreement"). Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement. Reference is made to the Loan Agreement for a statement of the terms and conditions under which the loan evidenced hereby has been made, is secured, and may be prepaid or accelerated.

       At the election of the Borrower, and as set forth in the Loan Agreement, interest only shall be payable under this Acquisition Loan Note for a period of up to 6 months. Thereafter this Acquisition Loan Note shall be repayable in up to 60 monthly installments as determined in accordance with the Loan Agreement.

       Interest shall be determined in accordance with the Loan Agreement and shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Subsequent to maturity or the occurrence of any Event of Default, and continuing after the entry of any judgment against the Borrower with respect to the obligations evidenced by this Note, interest shall accrue at an annual rate which shall be two percent (2%) above the rate of interest otherwise payable hereunder. Accrued interest shall be payable monthly on the first day of each month commencing with the month immediately following the date hereof and if not paid when due, shall be added to the principal.

       The Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

       The construction, interpretation and enforcement of this Note shall be governed by the internal laws of the State of New Jersey.

       IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.


                                          BLONDER TONGUE LABORATORIES, INC.



                                          By:  This is an Exhibit - do not sign